UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

deltathree, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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2)	Form, Schedule or Registration Statement No:

3)	Filing party:

4)	Date Filed:

deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004

July 23, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of deltathree, Inc. (the “Company”) to be held at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017, on September 4, 2007, commencing at 9:00 a.m., local time. I urge you to be present in person or represented by proxy at the Meeting.

The enclosed Notice of Annual Meeting and Proxy Statement fully describes the business to be transacted at the Meeting, which includes (i) the election of five directors of the Company, (ii) the proposal to approve an amendment to the 2006 Non-Employee Director Stock Plan, (iii) the proposal to approve an amendment to outstanding options previously granted under the 2004 Non-Employee Director Stock Option Plan, (iv) the proposal to approve an amendment to outstanding options previously granted under the 1999 Directors’ Compensation Plan, (v) the ratification of the appointment by the Board of Directors of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, as independent auditors for the year ending December 31, 2007, and (vi) the transaction of any other business that may properly be brought before the Meeting or any adjournment or postponement thereof. In addition, the Proxy Statement contains new tables providing detailed information about compensation to our named executive officers and directors, as well as a more extensive discussion of our Company’s executive and director compensation philosophy and policies.

Our Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of us and our stockholders and unanimously recommends a vote “FOR” each of the matters. Accordingly, we urge you to review the accompanying material carefully and to promptly submit the accompanying proxy by Internet or mail.

We are taking advantage of the new Securities and Exchange Commission rules allowing issuers to furnish Proxy Materials over the Internet. Please read the Proxy Statement for more information on this alternative, which we believe will allow us to provide our stockholders with the information they need while lowering our costs of delivery.

If you are planning to attend the meeting in person, because of security procedures, you will be required to present government-issued photo identification (e.g. driver’s license or passport) to enter the Meeting. In addition, packages and bags will be inspected, among other measures that may be employed to enhance the security of those attending the Meeting. These procedures may require additional time, so please plan accordingly.

Some or all of our directors and officers will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. We have provided instructions on each of the alternative voting methods in the accompanying Proxy Statement. Please vote as soon as possible. If you attend the Meeting, you may vote in person even if you have previously mailed or submitted a proxy.

Sincerely,

Shimmy Zimels Chief Executive Officer and President

deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 4, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of deltathree, Inc. (the “Company”) will be held at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017, on September 4, 2007, commencing at 9:00 a.m., local time. A proxy card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of five directors for a one-year term expiring at our Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified;

2.	The proposal to approve an amendment to the 2006 Non-Employee Director Stock Plan;

3.	The proposal to approve an amendment to outstanding options previously granted under the 2004 Non-Employee Director Stock Option Plan;

4.	The proposal to approve an amendment to outstanding options previously granted under the 1999 Directors’ Compensation Plan;

5.	The ratification of the appointment by the Board of Directors of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, as independent auditors for the year ending December 31, 2007; and

6.	Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The close of business on July 6, 2007 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder during ordinary business hours at our offices at 75 Broad Street, 31st Floor, New York, New York 10004.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement. A copy of our Annual Report for 2006, which includes our audited financial statements, is being provided together with this proxy material.

You are cordially invited to attend the Meeting in person. Whether or not you expect to attend the meeting, please vote on the Internet as instructed in these materials or, if this Proxy Statement was mailed to you, complete, date, sign and return the enclosed proxy card or vote on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided with the proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain a proxy card issued in your name from that record holder.

By Order of the Board of Directors,

Eugene Serban Secretary

New York, New York July 23, 2007

TABLE OF CONTENTS

Page
INFORMATION ABOUT THE ANNUAL MEETING	1
General	1
Solicitation and Voting of Proxies	1
Record Date and Voting Securities	2
Quorum and Voting	2
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS	5
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD	6
SHAREHOLDER COMMUNICATIONS TO THE BOARD	7
AUDIT COMMITTEE REPORT	8
PROPOSAL # 1 ELECTION OF DIRECTORS	9
General	9
Vote Required and Recommendation of the Board of Directors	9
Nominees for Director	9
Independent Directors	10
PROPOSAL # 2 AMENDMENT TO THE 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN TO INCREASE THE NUMBER OF RESTRICTED SHARES GRANTED TO EACH NON-EMPLOYEE DIRECTOR	11
General	11
Material Features of the 2006 Stock Plan	11
Federal Income Tax Considerations	14
New Plan Benefits	14
Vote Required and Recommendation of the Board of Directors	14
PROPOSAL # 3 AMENDMENT TO OUTSTANDING OPTIONS PREVIOUSLY GRANTED UNDER THE 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TO EXTEND THE OPTION EXERCISE PERIOD FOLLOWING TERMINATION OF SERVICE AS A DIRECTOR	15
General	15
Material Terms of Options to be Amended	15
Federal Income Tax Considerations	17
Vote Required and Recommendation of the Board of Directors	18
PROPOSAL # 4 AMENDMENT TO OUTSTANDING OPTIONS PREVIOUSLY GRANTED UNDER THE 1999 DIRECTORS’ COMPENSATION PLAN TO EXTEND THE OPTION EXERCISE PERIOD FOLLOWING TERMINATION OF SERVICE AS A DIRECTOR	18
General	18
Material Terms of Options to be Amended	19
Federal Income Tax Considerations	21
Vote Required and Recommendation of the Board of Directors	21
PROPOSAL # 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	21
General	21
Vote Required and Recommendation of the Board of Directors	22
Audit and Non-Audit Fees	22
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors	22
EXECUTIVE OFFICERS	23
EXECUTIVE COMPENSATION AND OTHER INFORMATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
CODE OF CONDUCT AND ETHICS	39
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING	40
OTHER MATTERS	40
MISCELLANEOUS	40

i

deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 4, 2007

INFORMATION ABOUT THE ANNUAL MEETING

General

This Proxy Statement and accompanying proxy materials are being made available on or about July 23, 2007 to stockholders of deltathree, Inc. (the “Company”) at the direction of our Board of Directors (the “Board”) to solicit proxies in connection with the 2007 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017, on September 4, 2007, commencing at 9:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned or postponed.

If you have received a printed copy of these materials by mail, you may simply complete, sign and return your proxy card or follow the instructions below to submit your proxy on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to submit your proxy on the Internet.

We intend to mail a printed copy of this Proxy Statement and proxy card to certain of our stockholders of record on or about July 23, 2007. All other stockholders will receive a Notice Regarding the Availability of Proxy Matters (sometimes referred to as the “Notice”), which will also be mailed on or about July 23, 2007.

Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials to our stockholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

Solicitation and Voting of Proxies

All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the five persons named under “Proposal 1-Election of Directors” as nominees for election as our directors for a one-year term expiring at our annual meeting of stockholders in 2008 and until their successors are duly elected and qualified, (ii) FOR the proposal to amend the 2006 Non-Employee Director Stock Plan, named under “Proposal 2—Amendment to the 2006 Non-Employee Director Stock Plan to increase the number of restricted shares granted to each non-employee director,” (iii) FOR the proposal to amend outstanding options previously granted under the 2004 Non-Employee Director Stock Option Plan, named under “Proposal 3—Amendment to outstanding options previously granted under the 2004 Non-Employee Director Stock Option Plan to extend the option exercise period following termination of service as a director,”(iv) FOR the proposal to amend outstanding options previously granted under the 1999 Director Compensation Plan, named under “Proposal 4—Amendment to outstanding options previously granted under the 1999 Directors’ Compensation Plan to extend the option exercise period following termination of service as a director,” (v) FOR the ratification of the appointment by the Board of the independent auditors named under “Proposal 5-Ratification of Appointment of Independent Auditors” and (vi) at the discretion of the proxy holders, with regard to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. The Board has designated Eugene Serban and Shimmy Zimels, as proxies for the solicitation on behalf of the Board of proxies of our stockholders, to vote on all matters as may properly come before the Meeting and any adjournment of the Meeting.

A proxy may be revoked at any time by providing written notice of such revocation to deltathree, Inc., 75 Broad Street, 31st Floor, New York, New York 10004, which notice must be received prior to the Meeting. If notice of revocation is not received prior to the Meeting, a stockholder may nevertheless revoke a proxy if he or she attends the Meeting and votes in person.

Record Date and Voting Securities

The close of business on July 6, 2007 is the record date (the “Record Date”) for determining the stockholders entitled to vote at the Meeting. At the close of business on July 6, 2007, we had issued and outstanding approximately 32,795,045 shares of our Class A Common Stock, par value $0.001 (the “Common Stock”), held by approximately 136 holders of record. No shares of our Class B Common Stock are outstanding. The Common Stock constitutes the only outstanding class of voting securities entitled to be voted at the Meeting.

Quorum and Voting

The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and thus, shares of Common Stock held by such stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

Each share of Common Stock entitles the holder thereof to one vote with respect to each proposal to be voted on at the Meeting.

Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd., an Israeli company (“Atarey”) beneficially owns approximately 36% of our outstanding Common Stock. Therefore, Atarey will influence the outcome of any matter submitted to a vote of our stockholders, including the election of the directors at the Meeting.

The accompanying proxy card is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all of the nominees for election to the Board and to vote in favor of or against or to abstain from voting with respect to all of the other proposals included in this Proxy Statement.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters, if the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used herein, “broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, we intend to treat broker non-votes in the manner described in the Proposals set forth herein.

If at the close of business on July 6, 2007 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If you are a stockholder of record, you may vote in person at the Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card or vote by proxy on the Internet. If you received a Notice by mail, you may vote by proxy over the Internet. The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, go to www.proxyvote.com to complete an electronic proxy card.

•
To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on September 3, 2007 to be counted.

If you are a beneficial owner of shares held in street name and you received a printed copy of these proxy materials by mail, you should have received a proxy card and voting instructions with these proxy materials from the organization that is the record owner of your shares rather than from us. If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that proxy card or may vote over the Internet as instructed by that organization in the proxy card. Beneficial owners that received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions. For a beneficial owner to vote in person at the Meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

In December 2000, the Securities and Exchange Commission (“SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding shares on behalf of our stockholders to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Stockholders whose households received a single set of disclosure documents this year, but who would prefer to receive additional copies, may contact our transfer agent, American Stock Transfer and Trust Company, by calling the toll free number, 1-800-937-5449.

Stockholders who do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years, should follow the instructions described below. Stockholders who share an address with another stockholder of the Company and who would like to receive only a single set of our annual disclosure documents, should follow these instructions:

•
Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer and Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, NY 11219.

•
Stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of July 6, 2007 by:

•	each person who we know owns beneficially more than 5% of our common stock;

•	each of our directors individually;

•	each of our named executive officers individually; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock. Each person listed below disclaims beneficial ownership of their shares, except to the extent of their pecuniary interests therein. Shares of common stock that an individual or group has the right to acquire within 60 days of July 6, 2007 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

	Number	Percentage (1)
	Shares of deltathree Class A Common Stock Beneficially Owned

Principal Stockholder:
Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd.	11,927,677	36%
7 Giborey Israel St., P.O. Box 8468.
South Netanya Industrial Zone 42504, Israel.

Executive Officers and Directors:
Noam Bardin(2)(3)(10)	554,366	1.7%
Shimmy Zimels(2)(4)(11)	528,469	1.6%
Paul C. White(5)(9)	293,402	*
Guy Gussarsky(5)(9)	88,335	*
Ilan Biran (2)(6)(10)	84,848	*
Benjamin Broder (2)(7)(10)	28,000	*
Lior Samuelson (2)(8)(10)	58,000	*
Richard Grant (5)	50,000	*
All Directors and Executive Officers as a group (6 persons)(12)	1,303,683	4.0%

*	Less than 1%.

(1)	Percentage of beneficial ownership is based on 32,795,045 shares of common stock outstanding as of July 6, 2007.

(2)	The address for the director or executive officer listed is c/o the Company.

(3)	Includes (a) 187,366 shares of common stock, (b) options to purchase 355,000 shares of common stock, and (c) 12,000 restricted shares of common stock .

(4)	Includes (a) 64,469 shares of common stock, (b) options to purchase 434,000 shares of common stock, and (c) 30,000 restricted shares of common stock.

(5)	Represents options to purchase shares of Common Stock. Does not include 25,000 restricted shares of common stock for Mr. Gussarsky because he forfeited all of them upon his resignation.

(6)	Includes (a) 74,848 options to purchase shares of common stock, and (b) 10,000 restricted shares of common stock.

(7)	Includes (a) 20,000 options to purchase shares of common stock, and (b) 8,000 restricted shares of common stock.

(8)	Includes (a) 50,000 options to purchase shares of common stock, and (b) 8,000 restricted shares of common stock.

(9)	Mr. White resigned effective as of February 28, 2006. Mr. Gussarsky resigned effective as of February 14, 2007.

(10)
All restricted share grants to our non-employee directors fully vest and are not subject to forfeiture upon the first anniversary of the date of grant, provided the individual is serving as a director upon such date. The grants are subject to partial vesting in the event the director no longer serves as a director upon the first anniversary date.

(11)
Restricted shares of our common stock were granted on July 31, 2006 and vest as follows: 8,400 on the first anniversary of the grant date, 9,900 on the second anniversary of the grant date, and 11,700 on the third anniversary of the grant date, provided the individual remains an employee of the Company on such date.

(12)
Includes (a) 251,835 shares of common stock, (b) options to purchase 983,848 shares of common stock, and (c) 68,000 restricted shares of our common stock. Due to the resignations of Messrs. White and Gussarsky, these individuals are not included in this group.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Our Amended and Restated Certificate of Incorporation provides that the number of members of our Board shall be not less than three and not more than thirteen. There are currently five directors on the Board. At each annual meeting of stockholders, directors will be elected to hold office for a term of one year and until their respective successors are elected and qualified. All of the officers identified below under “Executive Officers” serve at the discretion of our Board.

The Board had eight regular and no special meetings during the fiscal year ended December 31, 2006. During the fiscal year ended December 31, 2006, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director. Except for Mr. Zimels, none of our other directors attended our 2006 Annual Stockholder Meeting. The Board established an Audit Committee, and a Compensation Committee, but dissolved the Nominating and Governance Committee as of September 11, 2006. The functions of the remaining committees and their current members are set forth below.

Due to a decrease in the number of members of the Board after our 2006 Annual Stockholders Meeting, our Board members determined that it is efficient and important for each member to actively participate in all matters that were previously the responsibility of the Nominating and Governance Committee. As such, each of our Board members participates in, among other matters, the following nominating and governance-related matters:

•	identifying and recommending qualified candidates for director, and recommending the director nominees for our annual meetings of stockholders;

•	conducting an annual review of the Board’s performance;

•	recommending the director nominees for each of the Board committees; and

•	developing and recommending our company’s corporate governance guidelines.

Furthermore, our Board adopted a nominating and governance policy that was based on the former Nominating and Governance Committee Charter. This policy outlines our Board’s goals, responsibilities, and procedures related to nominating and governance matters.   In this regard, our Board may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need in the Board, and concern for the long-term interests of our stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at our 2007 Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described under “Nomination of Directors” in our By-laws. If a stockholder wishes simply to propose a candidate for consideration as a nominee by our Board, it should submit any pertinent information regarding the candidate to the Chairman of the Board by mail at 75 Broad Street, New York, New York 10004.

The Compensation Committee is responsible for:

•	evaluating our compensation policies;

•	determining executive compensation, and establishing executive compensation policies and guidelines; and

•	administering our stock option and compensation plans.

As part of these responsibilities, the Compensation Committee determines the compensation of our Chief Executive Officer, and conducts its decision making process with respect to this issue without the presence of the Chief Executive Officer. All members of the Compensation Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Compensation Committee had ten meetings during 2006. Benjamin Broder (Chairman) and Ilan Biran are the current members of the Compensation Committee. Please also see the report of the Compensation Committee set forth elsewhere in this annual report.

The Audit Committee is responsible for:

•	recommending to the Board the appointment of the firm selected to serve as our independent auditors and monitors the performance of such firm;

•	reviewing and approving the scope of the annual audit and evaluates with the independent auditors our annual audit and annual financial statements;

•	reviewing with management the status of internal accounting controls;

•	evaluating issues having a potential financial impact on us which may be brought to the Audit Committee’s attention by management, the independent auditors or the Board;

•	evaluating our public financial reporting documents; and

•	reviewing the non-audit services to be performed by the independent auditors, if any, and considering the effect of such performance on the auditor’s independence.

Ilan Biran (Chairman), Noam Bardin and Lior Samuelson are the current members of the Audit Committee. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that each of Mr. Bardin, Mr. Biran, and Mr. Samuelson are “audit committee financial experts,” as the SEC has defined that term in Item 401 of Regulation S-K. The Audit Committee had five meetings during 2006.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

The Board of Directors recommends that stockholders initiate any communications with the Board in writing and send them in care of our Secretary, at 75 Broad Street, 31st Floor, New York, NY 10004. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consisted entirely of directors who met the independence and experience requirements as promulgated by the SEC and the Nasdaq Stock Market and as in effect on the date of the filing of the Company’s Annual Report on Form 10-K, furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process, and for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu. In fulfilling its responsibilities for the financial statements for the fiscal year ended 2006, the Audit Committee, among other activities, reviewed and discussed our audited financial statements for such fiscal year with management and with Brightman Almagor & Co. The Audit Committee has discussed with Brightman Almagor & Co. the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statement on Auditing Standards No. 61 (“Communications with Audit Committees”) relating to the conduct of the audit. The Audit Committee has received written disclosures and a letter from Brightman Almagor & Co. including disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Brightman Almagor & Co. their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2006 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee

Noam Bardin
Ilan Biran
Lior Samuelson

The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this information by reference.

PROPOSAL # 1

ELECTION OF DIRECTORS

(Notice Item 1)

General

At the Meeting, five directors will be elected to the Board to serve until our next annual meeting of stockholders and until their respective successors have been elected and qualified.

Our Amended and Restated Certificate of Incorporation provides that a director shall hold office until the annual meeting for the year in which his or her term expires except in the case of elections to fill vacancies or newly created directorships. Each director is elected for a one-year term. Each of the nominees is now serving as a director on our Board.

Vote Required and Recommendation of the Board of Directors

Under our Amended and Restated By-laws, directors are elected by a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting, and thus, the five nominees for election as directors who receive the most votes cast will be elected. Instructions withholding authority and broker non-votes will not be taken into account in determining the outcome of the election of directors.

Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

The Board of Directors unanimously recommends that the stockholders vote FOR each of the five nominees listed herein.

Nominees for Director

Set forth below is certain information regarding each nominee as of July 6, 2007, including such individual’s age and principal occupation, a brief account of such individual’s business experience during at least the last five years and other directorships currently held.

Noam Bardin, 36, Chairman of the Board. Mr. Bardin has served as Chairman of the Board since April 2002.  Since January 2007, Mr. Bardin has been the Chief Executive Officer of Arootz, Inc., a privately owned broadband TV content enabler and network provider.  Mr. Bardin co-founded deltathree and served as Chief Executive Officer and President of deltathree from July 2000 through June 2002.  Mr. Bardin served as Vice President of Technology and Chief Technology Officer of deltathree since June 1997, before being named President and Chief Executive Officer in April 2000.  He served as Global Network Director of deltathree from November 1996 to May 1997. Prior to founding deltathree, he served as Director of Operations at Ambient Corporation.  Mr. Bardin earned a B.A. in Economics from the Hebrew University (Jerusalem) and an M.P.A. from the Harvard University Kennedy School of Government.

Ilan Biran, 60, Director. Mr. Biran has served as a director of deltathree since December 2003. Mr. Biran brings a wealth of business and management experience from the telecom and defense industries. From January 2004 through June 2006, Mr. Biran has served as the Chairman of YES Satellite Television, one of the leading satellite television companies in Israel. From 1999 to 2003, Mr. Biran served as the President and Chief Executive Officer of Bezeq Ltd. - the Israeli PTT, with annual sales of over $2 billion and approximately 16,000 employees. Mr. Biran holds the rank of Major General (res.) in the Israeli Defense Force where, as Commander of the IDF’s Central Command, he played an active role in reaching the peace agreements with Jordan. From 1996 to 1999, he served as the Director General of the Israeli Ministry of Defense, and prior to that command, he held a wide variety of senior-level positions in other Israeli units, since 1964. Mr. Biran holds a B.A. in Economics and Business Administration from Bar-Ilan University, and holds an Associate Diploma in Strategy and Political Economic Research from Georgetown University. He is also a graduate of the U.S. Marine Corps Command and Staff College. In addition, Mr. Biran’s public activities include: serving as the Israeli Prime Minister’s Special Coordinator for POWs and MIAs, and since 1996, has served as the Chairman of the Board of Directors of the Israeli Oil Refineries, Ltd.

Benjamin Broder, 43, Director. Mr. Broder has served as a director of deltathree since July 24, 2005. As of 2002, Mr. Broder has served as the Finance Director of Atarey. From 1996 to 2001, Mr. Broder worked as the chief financial officer of a telecom start-up company and a bio-tech start-up company. Previously, Mr. Broder also held various positions with several leading banks, including HSBC, Bank Hapoalim, and Bank of Israel. Mr. Broder earned a B.S. degree in Economics from University of London. Mr. Broder is a Chartered Accountant in the U.K. and a C.P.A. in Israel.

Lior Samuelson, 56, Director. Mr. Samuelson has served as a director of deltathree since August 2001. Since August 1999, Mr. Samuelson has served as a Co-Founder and Principal of Mercator Capital. His experience includes advising clients in the Technology, Communications and Consumer sectors on mergers, acquisitions and private placements. From March 1997 to August 1999, Mr. Samuelson was the President and Chief Executive Officer of PricewaterhouseCoopers Securities. Prior to that, he was the President and Chief Executive Officer of The Barents Group, a merchant bank specializing in advising and investing in companies in emerging markets. Mr. Samuelson was also the Co-Chairman of Peloton Holdings, a Private Equity management company. Before that, he was a managing partner with KPMG and a senior consultant at Booz, Allen & Hamilton. Mr. Samuelson earned B.S. and M.S. degrees in Economics from Virginia Polytechnic University.

Shimmy Zimels, 41, Chief Executive Officer and President and Director. Mr. Zimels has served as Chief Executive Office and President since June 2002, and served as Vice President of Operations and Chief Operating Officer of deltathree since June 1997, before being named President and Chief Executive Officer in June 2002. Prior to joining deltathree, Mr. Zimels was the Controller and Vice President of Finance at Net Media Ltd., a leading Israel based Internet Service Provider, from June 1995 to June 1997. From April 1991 to May 1995, Mr. Zimels was a senior tax auditor for the Income Tax Bureau of the State of Israel. Mr. Zimels graduated with distinction from Hebrew University (Jerusalem) with a degree in Economics and Accounting and holds a Masters in Economics from Hebrew University.

Independent Directors

Our Board has determined that each member of the Board, other than Mr. Zimels, is independent under the definition promulgated by the Nasdaq Stock Market for independent board members. In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.

PROPOSAL # 2

AMENDMENT TO THE 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN TO INCREASE
THE NUMBER OF RESTRICTED SHARES GRANTED TO EACH NON-EMPLOYEE DIRECTOR

(Notice Item 2)

General

We are asking our stockholders to approve an amendment to our deltathree 2006 Non-Employee Director Stock Plan (the “2006 Stock Plan”) in order to increase the number of restricted shares to be granted to eligible non-employee directors. On July 10, 2007, our Board of Directors approved, subject to approval of our stockholders at the Meeting, this amendment to the 2006 Stock Plan to increase the number of awards granted to each non-employee director of restricted shares of our Common Stock. All other features of the current 2006 Stock Plan would not be affected by this amendment.

This amendment to the 2006 Stock Plan is intended to help the Company to continue to attract and retain highly qualified individuals to serve as non-employee directors, and to align further their interests with the long-term interests of the Company’s stockholders by paying non-employee director compensation in the form of restricted stock. The restricted stock must generally be held by the non-employee director for one year while still a member of the Board or the non-employee director will forfeit a certain portion of the restricted shares based on the number of days remaining in such year following termination of service as a member of the Board. If the Company reacquires (at not more than its original issuance price) any shares of restricted stock or if any shares of restricted stock are forfeited, or otherwise cancelled or terminated, such shares which were subject to such restricted stock award shall again be available for issuance from time to time pursuant to the 2006 Stock Plan.

The essential features of the 2006 Stock Plan with the proposed amendment are summarized below. The summary is qualified in its entirety by reference to the full text of the 2006 Stock Plan, as proposed to be amended and adopted, is attached as Appendix A to this Proxy Statement.

Because our non-employee directors are otherwise eligible to receive restricted stock grants under the proposed 2006 Stock Plan, they have an interest in this proposal.

Material Features of the 2006 Stock Plan

The following paragraphs provide a summary of the principal features of our 2006 Stock Plan and its operation.

The purposes of the 2006 Stock Plan are to enable us to attract, maintain and motivate qualified directors and to enhance a long-term mutuality of interest between our directors and stockholders of our Common Stock by granting our directors restricted stock.

General. The 2006 Stock Plan provides for the automatic grant of restricted stock. The aggregate number of shares of restricted stock that may be issued under the 2006 Stock Plan shall be 500,000 shares. A grant of restricted stock is a grant of shares of the Company’s Common Stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the Plan relate to continued service on the Company’s board of directors (lapsing on a monthly basis). If the Company reacquires (at not more than its original issuance price) any shares of restricted stock or if any shares of restricted stock are forfeited, or otherwise cancelled or terminated, such shares which were subject to such restricted stock award shall again be available for issuance from time to time pursuant to the 2006 Stock Plan.

Except to the extent restricted under the terms of the 2006 Stock Plan, a non-employee director granted a restricted stock award will have the right to receive dividends or any other distributions paid with respect to those shares. During the restricted period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the non-employee director.

Administration. The 2006 Stock Plan is administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan; to incorporate in any option agreement such terms and conditions, not inconsistent with the Plan, as it deems appropriate; to construe the respective restricted stock agreements and the Plan; and to make all other determinations and to take such steps in connection with the Plan as the Board, in its discretion, deems necessary or desirable for administering the Plan.

Non-Discretionary Grants

Initial Restricted Stock Awards. Each director who is not an employee of the Company will be granted 4,000 shares of restricted stock on the date he or she joins the Board. Under the proposed amendment, the restricted stock grant would be increased to 8,000 shares.

Subsequent Restricted Stock Awards. On the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan commencing with the Meeting, each non-employee director who meets the guidelines for Board service and who continues to be a non-employee director following such annual meeting shall automatically be granted 4,000 shares of restricted stock; provided that no Subsequent Restricted Stock Award shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six months. Under the proposed amendment, the restricted stock grant would be increased to 8,000 shares.

Committee Chairman Awards. Each non-employee director who is appointed as chairman of a standing committee of the Board excluding the audit committee (and has not served as the chairman of such committee immediately prior to the appointment) shall be automatically granted 4,000 shares of restricted stock on the date of such appointment. Under the proposed amendment, the restricted stock grant would be increased to 6,000 shares.

Each non-employee director who continues to serve as a chairman of a standing committee of the Board other than the audit committee, and who meets the guidelines for Board service, immediately following each annual meeting of the Company’s stockholders, commencing with the Meeting, shall be granted an additional 4,000 shares of restricted stock; provided that no Committee Chairman Award shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six months, and no Committee Chairman Award shall be made to any Eligible Director who has received a Committee Chairman award for such service on the same committee within the past six months. Under the proposed amendment, the restricted stock grant would be increased to 6,000 shares.

Audit Committee Service Awards. Each non-employee director who is appointed as a member of the audit committee of the Board (and has not served as a member of such committee immediately prior to that appointment) shall be automatically granted 4,000 shares of restricted stock on the date of such appointment. Under the proposed amendment, the restricted stock grant would be increased to 6,000 shares.

Each non-employee director who continues to serve as a member of the audit committee of the Board, and who meets the guidelines for Board service, immediately following each annual meeting of the Company’s stockholders, commencing with the Meeting, shall be granted an additional 4,000 shares of restricted stock; provided that no Audit Committee Service Award shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six months, and no Audit Committee Award shall be made to any Eligible Director who has received an Audit Committee award for such service within the past six months. Under the proposed amendment, the restricted stock grant would be increased to 6,000 shares. In addition, the chairman of the audit committee of the Board shall be granted an additional 2,000 shares of restricted stock.

Chairman of the Board Award. A non-employee director who is appointed as the chairman of the Board (and has not served as the chairman immediately prior to the appointment) shall be automatically granted according to the proposed amendment 10,000 shares of restricted stock on the date of such appointment. Currently, the original grant amount is 4,000 shares of restricted stock.

A non-employee director who continues to serve as the chairman of the Board and who meets the guidelines for Board service immediately following each annual meeting of the Company’s stockholders, commencing with the Meeting, shall be granted according to the proposed amendment an additional 10,000 shares of restricted stock; provided that no such chairman of the Board award shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six months, and no such chairman of the Board award shall be made to any Eligible Director who has received a chairman of the Board award for such service within the past six months. Currently, the original grant amount is 4,000 shares of restricted stock.

No Annual Limitation. Notwithstanding the foregoing, under the proposed amendment there is no annual limitation on the maximum number of shares of restricted stock to be granted to a non-employee director during any single calendar year. Currently, the maximum number of shares of restricted stock during any single calendar year that a non-employee director can receive is 12,000 shares.

Forfeiture. Each share of restricted stock under the Plan shall become fully vested and nonforfeitable upon the first anniversary of the date of grant. If a non-employee director ceases to serve as a member of the Board for any reason (including, resignation, failure to stand for re-election or failure to be re-elected), any award of restricted stock shall become vested and nonforfeitable as to that number of shares which is equal to the number of shares of common stock subject to such award times a fraction, the numerator of which is the number of days actually served as a director during the restricted period and the denominator of which is the total number of days during the restricted period. Any portion of any restricted stock that has not become nonforfeitable at the date of a non-employee director’s termination of service shall be forfeited as of such date.

Change in Control. Notwithstanding anything to the contrary in the Plan, shares of restricted stock granted pursuant to the Plan will become fully vested and nonforfeitable in full upon a “change in control.” A “change in control” shall arise if, at any time while the non-employee director is a member of the Company’s Board any one or more of the following events occurs:

(i) The Company is merged, consolidated or reorganized into or with another corporation, or other entity and, as a result thereof, less than 50% of the outstanding stock or other capital interests of the surviving, resulting or acquiring corporation, person, or other entity is owned, in the aggregate, by the stockholder or stockholders of the Company immediately prior to such merger, consolidation or reorganization;

(ii) The Company sells all or substantially all of its business or assets (or both) to any other corporation, person, or other entity, less than 50% of the outstanding, voting stock or other capital interests of which are owned, in the aggregate, by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale; or

(iii) Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a Person who is an affiliate as of the effective date of the Plan becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve.

Transferability of Awards. No shares of restricted stock under the Plan shall be transferable by the non-employee otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be (a) acceptable under Rule 16b-3 and is approved by the Board or its authorized delegate or (b) if the restricted stock agreement pursuant to which the restricted stock grant is made so provides, by gift or domestic relations order, to (i) the spouse, children or grandchildren of such non-employee director (collectively, “Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) a partnership or limited liability company in which such Family Members and trusts for the exclusive benefit of such Family Members are the only partners or members, as the case may be.

Termination and Amendment. This Plan shall terminate at the close of business on September 23, 2014, unless sooner terminated by action of the Board or stockholders of the Company. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the options granted thereunder shall conform to all applicable laws and regulations and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, (i) the provisions of the Plan relating to (A) the number of shares to be granted under the Plan or subject to any restricted stock award granted to any non-employee director, (B) the timing of any restricted stock grant and (C) the material terms of the restricted stock (including, without limitation, the time of any such grant) may not be amended without the approval of the Company’s stockholders and (ii) the Board may not effect any amendment that would require the approval of the stockholders of the Company under any applicable laws or the listing requirements of The Nasdaq Stock Market (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained.

Federal Income Tax Considerations

The following summary of the federal income tax consequences of the 2006 Stock Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the 2006 Stock Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

New Plan Benefits

The following table shows the estimated restricted stock awards to be issued under the 2006 Stock Plan following the Meeting during the remainder of 2007 (and in each subsequent calendar year) to all current director nominees who are not executive officers.

NEW PLAN BENEFITS 2006 Stock Plan
Name and Position	Number of Shares
Non-Executive Directors	150,000

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote for this proposal at the Meeting is required to approve the amendment to the 2006 Non-Employee Director Stock Plan. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a stockholder has indicated otherwise on the proxy. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, such broker non-votes will have no effect on the results of this vote.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment to the 2006 Non-Employee Director Stock Plan.

PROPOSAL # 3

AMENDMENT TO OUTSTANDING OPTIONS PREVIOUSLY GRANTED UNDER THE 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TO EXTEND THE OPTION EXERCISE PERIOD FOLLOWING TERMINATION OF SERVICE AS A DIRECTOR

(Notice Item 3)

General

Our 2004 Non-Employee Director Stock Option Plan was replaced by our 2006 Stock Plan which was approved by our stockholders at our 2006 Annual Stockholders’ Meeting. Upon approval of the 2006 Stock Plan, we terminated the 2004 Non-Employee Director Stock Option Plan (the “2004 Director Stock Option Plan”), except with respect to outstanding options that were previously granted thereunder. The amendment we are asking our stockholders to approve is an amendment to outstanding options previously granted under the Plan to extend the exercise period that a non-employee director has to exercise his or her options following termination of service as a director of the Company. The proposed amendment would increase the exercise period for directors following termination of service as a director of the Company from 1 year to 2 years after such termination. Currently, each option granted under this plan must be exercised within 1 year following the director’s termination of service or prior to the expiration date of the term of the option (10 years from the grant date), whichever period is shorter. Under the proposed amendment, each option granted under this plan would have to be exercised within 2 years following the director’s termination of service or prior to the expiration date of the term of the option (10 years from the grant date), whichever period is shorter. This proposed amendment affects only the outstanding options that were previously granted under the 2004 Director Stock Option Plan which was terminated and no new options may be granted under this plan. This proposed amendment is potentially a material change to the options granted under the 2004 Director Stock Option Plan and, therefore, we are asking for stockholder approval.

If this proposal to amend the outstanding options previously granted is approved by our stockholders, these options would be treated as a new grant of options for purposes of calculating expenses. The expense to us will be approximately $6,400 which will be calculated in accordance with SFAS 123R. Assuming that this proposal is approved, we will calculate the expense as of the date of the Meeting.

Material Terms of Options to be Amended

This amendment, if approved, would benefit two former directors, Messrs. Noam Ben-Ozer and Joshua Maor, who departed in 2006. The material terms of such options previously granted under the 2004 Director Stock Option Plan and the proposed amendment are as follows:

	Number of Options Owned	Exercise Price ($)	Expiration Date	Expiration Date, as Amended	Market Value of Shares Underlying Options as of July 18, 2007 (1) ($)
Noam Ben Ozer	24,848 10,000 10,000	2.15 3.02 3.00	1 year following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	30,066 (2) 12,100 (2) 12,100 (2)
Joshua Maor	30,000 10,000 10,000	$2.88 $3.02 $3.20	1 year following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	36,300 (2) 12,100 (2) 12,100 (2)

(1)	The market value of the shares underlying the options was calculated based on $1.21 per share, which was the closing market price of our common stock on July 18, 2007.

(2)	The exercise price is higher than the market price per share of our common stock as of July 18, 2007 and, accordingly, the options are worth $0.

This amendment would also impact the options held by certain of our current directors. The material terms of such options previously granted under the 2004 Director Stock Option Plan and the proposed amendment are as follows:

	Number of Options Owned	Exercise Price ($)	Expiration Date	Expiration Date, as Amended	Market Value of Shares Underlying Options as of July 18, 2007 (1) ($)
Noam Bardin	20,000 10,000 10,000	2.88 3.02 3.00	1 year following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	24,200 (2) 12,100 (2) 12,100 (2)

Lior Samuelson	20,000 10,000 10,000	2.88 3.02 3.00	1 year following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	24,200 (2) 12,100 (2) 12,100 (2)
Benjamin Broder	10,000 10,000	3.11 3.19	1 year following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	12,100 (2) 12,100 (2)
Ilan Biran	25,000 10,000 15,000	2.88 3.02 3.00	1 year following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 10th anniversary of grant date, whichever is shorter	30,250 (2) 12,100 (2) 18,150 (2)

(1)	The market value of the shares underlying the options was calculated based on $1.21 per share, which was the closing market price of our common stock on July 18, 2007.

(2)	The exercise price is higher than the market price per share of our common stock as of July 18, 2007 and, accordingly, the options are worth $0.

We have not, and will not, receive any consideration for agreeing to extend the option exercise period.

We believe that this amendment for which we are asking your approval is necessary to incentivize and retain directors while continuing our policy of conserving our cash resources.

Because certain of our current non-employee directors own options previously granted under the 2004 Director Stock Option Plan, they have an interest in this proposal.

Federal Income Tax Considerations

The following summary of the federal income tax consequences of 2004 Director Stock Option Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

Nonqualified stock options granted under the 2004 Director Stock Option Plan generally have the following federal income tax consequences.

The grant of a nonqualified stock option under the 2004 Director Stock Option Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. If the participant becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote for this proposal at the Annual Meeting is required to approve the amendment to the outstanding options previously granted under the 2004 Directors Plan. Proxies solicited by the Board of Directors will be voted in favor of the amendment unless a stockholder has indicated otherwise on the proxy. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, such broker non-votes will have no effect on the results of this vote.

The Board of Directors unanimously recommends that stockholders vote FOR the amendment to the outstanding options previously granted under the 2004 Non-Employee Director Stock Option Plan to extend the option exercise period following termination of service as a director from 1 year to 2 years after such termination.

PROPOSAL # 4

AMENDMENT TO OUTSTANDING OPTIONS PREVIOUSLY GRANTED UNDER THE 1999 DIRECTORS’ COMPENSATION PLAN TO EXTEND THE OPTION EXERCISE PERIOD FOLLOWING TERMINATION OF SERVICE AS A DIRECTOR

(Notice Item 4)

General

Our 1999 Directors’ Compensation Plan was replaced by our 2004 Non-Employee Director Stock Option Plan which was, in turn, replaced by our 2006 Non-Employee Director Stock Plan. Upon stockholder approval of the 2004 Non-Employee Director Stock Option Plan, we terminated the 1999 Directors’ Compensation Plan, except with respect to outstanding options that were previously granted thereunder. The amendment we are asking our stockholders to approve is an amendment to outstanding options previously granted under the 1999 Directors’ Compensation Plan to extend the exercise period that a non-employee director has to exercise his or her options following termination of service as a director of the Company. The proposed amendment would increase the exercise period for directors following termination of service as a director of the Company from 1 year to 2 years after such termination. Currently, each option granted under this plan must be exercised within 1 year following the director’s termination of service or prior to the expiration date of the term of the option (7 years from the grant date), whichever period is shorter. Under the proposed amendment, each option granted under this plan would have to be exercised within 2 years following the director’s termination of service or prior to the expiration date of the term of the option (7 years from the grant date), whichever period is shorter. This proposed amendment affects only the outstanding options that were previously granted under the 1999 Directors’ Compensation Plan which was terminated and no new options may be granted under this plan. This proposed amendment is potentially a material change to the options granted under the 1999 Directors’ Compensation Plan and, therefore, we are asking for stockholder approval.

If this proposal to amend the outstanding options previously granted is approved by our stockholders, these options would be treated as a new grant of options for purposes of calculating expenses. The expense to us will be approximately $11,500 which will be calculated in accordance with SFAS 123R. Assuming that this proposal is approved, we will calculate the expense as of the date of the Meeting.

Material Terms of Options to be Amended

This amendment, if approved, would benefit two former directors, Messrs. Noam Ben-Ozer and Joshua Maor, who departed in 2006. The material terms of such options previously granted under the 1999 Directors’ Compensation Plan and the proposed amendment are as follows:

	Number of Options Owned	Exercise Price ($)	Expiration Date	Expiration Date, as Amended	Market Value of Shares Underlying Options as of July 18, 2007 (1) ($)
Noam Ben Ozer	0	0	1 year following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	0
Joshua Maor	14,848 10,000	0.74 2.95	1 year following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	17,966 12,100 (2)

(1)	The market value of the shares underlying the options was calculated based on $1.21 per share, which was the closing market price of our common stock on July 18, 2007.

(2)	The exercise price is higher than the market price per share of our common stock as of July 18, 2007 and, accordingly, the options are worth $0.

This amendment would also impact the options held by certain of our current directors. The material terms of such options previously granted under the 1999 Director Compensation Plan and the proposed amendment are as follows:

	Number of Options Owned	Exercise Price ($)	Expiration Date	Expiration Date, as Amended	Market Value of Shares Underlying Options as of July 18, 2007 (1) ($)
Noam Bardin	10,000	2.95	1 year following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	12,100 (2)
Lior Samuelson	10,000	2.95	1 year following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	12,100 (2)
Ilan Biran	24,848	2.95	1 year following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	2 years following the director’s termination of service or 7th anniversary of grant date, whichever is shorter	30,066 (2)

(1)	The market value of the shares underlying the options was calculated based on $1.21 per share, which was the closing market price of our common stock on July 18, 2007.

(2)	The exercise price is higher than the market price per share of our common stock as of July 18, 2007 and, accordingly, the options are worth $0.

We have not, and will not, receive any consideration for agreeing to extend the option exercise period.

We believe that this amendment for which we are asking your approval is necessary to incentivize and retain directors while continuing our policy of conserving our cash resources.

Because certain of our current non-employee directors own options previously granted under the 1999 Director Compensation Plan, they have an interest in this proposal.

Federal Income Tax Considerations

The following summary of the federal income tax consequences of 1999 Directors’ Compensation Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

Nonqualified stock options granted under the 1999 Directors’ Compensation Plan generally have the following federal income tax consequences.

The grant of a nonqualified stock option under the 1999 Directors’ Compensation Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. If the participant becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote for this proposal at the Annual Meeting is required to approve the amendments to the options previously granted under the 1999 Director Compensation Plan. Proxies solicited by the Board of Directors will be voted in favor of the amendments unless a stockholder has indicated otherwise on the proxy. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, such broker non-votes will have no effect on the results of this vote.

The Board of Directors unanimously recommends that stockholders vote FOR the amendment to the outstanding options previously granted under the 1999 Directors’ Compensation Plan to extend the option exercise period following termination of service as a director from 1 year to 2 years after such termination.

PROPOSAL # 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Notice Item 5)

General

Subject to ratification by our stockholders, on the recommendation of the Audit Committee, the Board has reappointed Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, as independent auditors to audit our financial statements for the fiscal year ending December 31, 2007.

Representatives of Brightman Almagor & Co. are invited to the Meeting and will have an opportunity to make a statement if they so desire and may be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Directors

The ratification of the selection of Brightman Almagor & Co. as our independent auditors for the fiscal year ending December 31, 2007 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

The Board believes that a vote for the proposal to ratify the appointment by the Board of the independent auditors as described above is in the best interests of our stockholders and us and unanimously recommends a vote “FOR” such proposal.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Brightman Almagor & Co. for the audit of the Company’s annual financial statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by Brightman Almagor & Co. during those periods.

	2006	2005
Audit fees	$62,500	$62000
Audit related fees	−	−
Tax fees	18,500	9,000
All Other Fees	−	−
Total	$81,000	$71,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Brightman Almagor & Co. for professional services for the audit of our annual financial statements and review of financial statements included in our quarterly reports filed with the SEC, as well as for work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and consultation regarding financial accounting and/or reporting standards; “audit-related fees” are fees billed by Brightman Almagor & Co. for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees billed by Brightman Almagor & Co for any services not included in the first three categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

Set forth below is a brief description of the present and past business experience of each of the persons who currently serve as our executive officers or key employees who are not also serving as directors.

Richard Grant, 43, Senior Vice President of Finance and Treasurer. Mr. Grant joined deltathree on January 23, 2006. Mr. Grant is a Certified Public Accountant. Prior to his employment with deltathree, Mr. Grant was a co-founder and Chief Financial Officer of Tel2Net, Inc., a technology infrastructure service company. From 2001 through 2003, Mr. Grant served as a Senior Manager for Marotta, Gund, Budd and Dzera LLP, a business restructuring consulting company. Prior to Marotta, Gund, Mr. Grant was a Senior Manager at KPMG LLP in the Audit Division, and a Senior Manager at Arthur Andersen LLP in the Transaction Advisory Services Group. Mr. Grant earned a B.A. in Business Administration-Accounting at Adelphi University.

Effi Baruch, 32, Senior Vice President of Operations and Technology. In January 2007, Mr. Baruch became our Senior Vice President of Operations and Technology. Mr. Baruch has been with deltathree since 1998. Mr. Baruch began working with deltathree as an engineer in the Network Operation Center (NOC), and soon after specialized in the management of data networks and security at the Wide Area Network (WAN) department. During the past four years he has headed the deltathree VoIP data and security departments, along with managing the overall responsibility of the total uptime in the deltathree worldwide network. Mr. Baruch received his B.A. in Computer Science from Hadassah College and is a CCNP (Cisco Certified Network Professional).

Eugene Serban, 38, General Counsel and Secretary. In January 2007, Mr. Serban became our General Counsel. Mr. Serban joined deltathree in 2005 as our corporate counsel. Mr. Serban’s experience is in the areas of securities offerings and reporting, mergers and acquisitions, corporate governance, venture capital financing, technology licensing, joint ventures, and general corporate matters. Before joining deltathree, Mr. Serban served as Corporate Counsel - Securities and Mergers/Acquisitions Group and Assistant Secretary of Lucent Technologies Inc. Prior to that, Mr. Serban was associated with the international law firms of Clifford Chance LLP and Greenberg Traurig LLP. Mr. Serban holds a B.A. from McGill University, a J.D. from Seton Hall University School of Law, and an LL.M. from New York University School of Law.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

Our Board of Directors appoints the members of its Compensation Committee and delegates to the Compensation Committee the direct responsibility for overseeing the design and administration of our executive compensation program, including the ongoing monitoring of the compensation strategy’s implementation. The Compensation Committee is also responsible for recommending new incentive compensation plans and implementing changes and improvements to existing compensation plans. The Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of its members.

The Compensation Committee makes decisions based upon management’s request and recommendations provided to it by our Chief Executive Officer. Our Compensation Committee, and as appropriate from time to time in consultation with our Board of Directors, considers and approves matters regarding the compensation of our named executive officers, including any severance terms if applicable. Our Compensation Committee negotiated the employment agreement with our Chief Executive Officer. Our Chief Executive Officer negotiated the employment terms with our other named executive officers. The goal in negotiating these employment terms was to secure and retain talented executives and to ensure stability and structure during our growth stage. The Compensation Committee negotiated the employment agreement with our Chief Executive Officer with these same goals in mind.

Overall Policy, Objectives and Philosophy

In general, the objectives of our executive compensation program are to:

•	attract, motivate and retain talented and dedicated executive officers;

•	provide our executive officers with both cash and equity incentives to promote strong performance and the attainment of goals set for them by the Compensation Committee and our Board of Directors;

•	provide our executive officers with long-term incentives in order to retain their services;

•	provide stability during our growth stage; and

•	align the interests of our executive officers with those of our stockholders.

The Compensation Committee believes that the stability of our management team, as well as our ability to continue to incentivize management and to attract and retain highly qualified executives for our expanding operations, will be a contributing factor to our continued growth and success. In order to promote stability, growth and performance, and to attract new executives, our strategy is to compensate our executive officers with an overall package that we believe is competitive with those offered by similarly situated companies. The principal elements of our executive compensation program consist of: (i) a stable base salary set at a sufficiently competitive level as compared to our peer group comparables to retain and motivate these officers, (ii) an annual bonus linked to our overall performance each year and to the individual executive’s performance each year and (iii) equity-related compensation which aligns the financial interests of our executive officers with those of our stockholders by promoting stock ownership and stock performance through the grant of stock options and stock appreciation rights, restricted stock and other equity and equity-based interests under our various plans.

In December of each year, our Compensation Committee meets to set recommendations for base salaries to be paid to our named executive officers. In February or immediately following our release of our annual financial results each year, our Compensation Committee meets to set recommendations for the bonus and long-term incentive compensation awards to be paid to our named executive officers with respect to performance for the prior year. In setting annual recommendations for salaries and bonuses and long-term incentive compensation awards, the Compensation Committee reviews the individual contributions of each executive officer and the achievement of predetermined corporate, departmental and individual performance goals, and in accordance with our Amended and Restated 1999 Performance Incentive Plan.

Executive Compensation Components

The components of our compensation package are as follows:

Base Salary

Base salary is used to compensate our executive officers based on their experience, skills, training, knowledge and responsibilities, taking into account competitive market salaries paid by our peer companies for similar positions. We believe that executive base salaries should be targeted at a competitive level within the range of salaries for executives in similar positions with similar responsibilities at our peer companies. Salaries for our named executive officers are reviewed by our Chief Executive Officer with the Compensation Committee, other than his own, which is reviewed by the Compensation Committee, on an annual basis, as well as at the time of promotion or other changes in responsibilities. As part of this annual salary review, the Compensation Committee compiles information and performs benchmarking analysis in order to compare salaries of our executives against salaries of similarly situated executives in peer companies.

The base salary for our Chief Executive Officer is pursuant to his employment agreement with us and for 2007 is $264,000. For 2007, Mr. Gussarsky received as part of his base salary $10,928 through the date of his resignation in February 2007, not including his commissions which have not yet been determined by us. Mr. Grant’s annual salary for 2007 is $175,000. The base salaries for Mr. Gussarsky and Mr. Grant were set at a level that is commensurate with each of their responsibilities and competitive with similar positions at other comparable companies.

Annual Incentive Bonuses

On July 5, 2006, our Board of Directors approved our Amended and Restated 1999 Performance Incentive Plan, or Performance Incentive Plan. The Board amended and restated our Performance Incentive Plan to enable our company and its subsidiaries to continue to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to our performance.

The Plan is administered by the Compensation Committee. Each year the Compensation Committee determines the performance objectives and targets, including each such objective’s relative weight percentage, for the Chief Executive Officer and for the other participants in the Plan in consultation with the Chief Executive Officer. The performance objectives are based on the following general categories with respect to the Company: (i) financial; (ii) strategic; and (iii) discretionary. In connection with establishing the performance objectives and targets, the Compensation Committee is responsible for:

•	determining the relative weight of each of the three categories of performance objectives, expressed in percentage out of a total of 100%;

•	determining the specific performance measures within each of the categories of performance objectives;

•	determining the targets for each performance objective, expressed in a percentage out of a total of 100%;

•	determining the range of the minimum and the maximum achievement figure/criteria for each target; and

•	making any other determination as it deems necessary.

The maximum amount payable in a specific category is determined based upon (i) the achievement of the targets within such category of performance objectives and (ii) the product of the total maximum amount payable for a participant multiplied by the relative weight assigned to such category. In the event a participant is not eligible for payment under one or two out of the three categories of performance objectives, this does not automatically preclude the participant from being eligible to earn a payment under the other remaining category (or categories), subject to achieving the applicable performance objectives and targets. Performance equal to or below the minimum achievement figure/criteria for a target results in no payment for such target, but performance above the minimum achievement figure/criteria is pro-rated in proportion to the achievement above the minimum, up to the maximum achievement figure/criteria.

The Compensation Committee determines whether the performance objectives and targets are achieved. If the performance objectives and targets are achieved, the participants are awarded a bonus, payable in cash (or subject to agreement between the participant and the Compensation Committee, payable in our stock). The maximum potential bonus that the Chief Executive Officer is eligible to receive each year under the Plan is up to 45% of the annual base salary. The maximum number of shares for which options or stock appreciation rights may be granted to any one participant in a calendar year is 500,000, pursuant to our Stock Incentive Plan.

On March 25, 2007, the Compensation Committee approved our executives’ cash bonus awards for 2006 performance pursuant to the Amended and Restated 1999 Performance Incentive Plan, including the following awards to our Chief Executive Officer and other named executive officers:

Name	Bonus ($)
Shimmy Zimels	35,000
Guy Gussarsky	8,000
Richard Grant	13,000

The Chief Executive Officer’s cash bonus equaled approximately 13% of his base salary and the other named officers were awarded cash bonus amounts equaling 3% to 8% of their respective base salaries.

Pursuant to the terms of the Amended and Restated 1999 Performance Incentive Plan, awards for the current year are to be paid by February 28 or within 60 days after determination of the financial results for 2006, whichever occurs later.

Long-Term Incentive Compensation

We reinforce the importance of producing satisfactory returns to stockholders over the long-term through the operation of the 2004 Stock Incentive Plan and the 2006 Non-Employee Director Stock Plan. For a discussion relating to the Director Plan, refer to the section entitled “2006 Non-Employee Director Stock Plan” in this annual report. Grants of stock, restricted stock, stock options, stock unit awards and stock appreciation rights under such plans provide executives with the opportunity to acquire an equity interest in us and align the executive’s interest with that of the stockholders to create stockholder value as reflected in growth in the market price of the Common Stock.

2004 Stock Incentive Plan

The purposes of the 2004 Stock Incentive Plan, as amended, are to foster and promote our long-term financial success and materially increase stockholder value by (i) motivating superior performance by means of performance-related incentives, (ii) encouraging and providing for the acquisition of an ownership interest in us by executive officers and other key employees and (iii) enabling us to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Under the 2004 Stock Incentive Plan, the Compensation Committee is authorized to grant options for 2,759,732 shares of Common Stock, plus (b) such additional shares of Common Stock as are represented by awards previously granted under the 1999 Stock Incentive Plan which are cancelled or without delivery of shares of stock. Options granted under the 2004 Stock Incentive Plan are to be granted to certain of our officers and to our other employees and consultants. Directors who are non-employees are prohibited from participating in the 2004 Stock Incentive Plan.

The 2004 Stock Incentive Plan is administered by the Compensation Committee and provides for the grant of (i) incentive and non-incentive stock options to purchase Common Stock; (ii) stock appreciation rights, which may be granted in tandem with or independently of stock options; (iii) restricted stock and restricted units; (iv) incentive stock and incentive units; (v) deferred stock units; and (vi) stock in lieu of cash. The maximum number of shares for which options or stock appreciation rights may be granted to any one participant in a calendar year is 500,000. As of December 31, 2006, the Company has outstanding options to acquire an aggregate of 2,330,835 shares of Common Stock, of which 1,673,835 were granted under the expired 1999 Stock Incentive Plan and the expired 1999 Directors’ Plan and 657,000 were granted under the 2004 Stock Incentive Plan and the terminated 2004 Non-Employee Director Stock Option Plan.

In the third fiscal quarter of 2006, our Compensation Committee, in consultation with the other members of our Board, decided that going forward it would grant restricted shares of our common stock instead of stock options to key employees who are critical to the future success of the company. The Compensation Committee believes that restricted share grants provide long-term incentive for such key employees to build stockholder value. Because the restricted share grants have a defined value at the time the restricted share grants are made, the Compensation Committee believes that restricted share grants are perceived as having more immediate value than stock options, which have a less calculable value when granted. However, we generally will grant fewer restricted shares of our common stock than the number of stock options we would grant for a similar purpose.

The restricted share grants are made in order to reward contributions that have been made by certain individuals and in anticipation of future contributions that will create value in the company. The restricted share grants are subject to certain forfeiture provisions over a period of time and, therefore, are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions relate to continued service with us. The vesting period for such restricted shares of common stock is typically three years. In 2006, we granted a total of 224,500 restricted shares of our common stock to our employees, which included a grant of 30,000 restricted shares to Mr. Zimels and 25,000 restricted shares to Mr. Gussarsky as recommended by our Compensation Committee and approved by our Board. Because Mr. Gussarsky resigned effective as of February 14, 2007, all of the 25,000 restricted shares granted to Mr. Gussarsky have been forfeited and cancelled. The restricted shares of our common stock were granted pursuant to the 2004 Stock Incentive Plan.

The Compensation Committee’s plan is to make grants of restricted shares of our common stock as part of our overall performance management program. The Compensation Committee intends to make such grants on a periodical-basis, in recognition or in anticipation of certain contributions. As is the case when the amounts of base salary and the other components of compensation are determined, a review of all components of the executive’s compensation is conducted when determining equity grants to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Other Executive Benefits and Perquisites

Executive officers are also entitled to customary benefits generally available to all of our employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. Base salary, bonuses and benefits are paid by the Company and its subsidiaries.

Federal Income Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company’s chief executive officer and the four other most highly compensated executive officers, is $1 million (the “Deductibility Limit”), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer’s compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. The Compensation Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under section 162(m) of the Code. While the Company does not expect to pay its executive officers compensation in excess of the Deductibility Limit, the Compensation Committee also recognizes that in certain instances it may be in our best interest to provide compensation that is not fully deductible.

Severance and Change in Control Benefits

We provide protections for our Chief Executive Officer by including severance and change of control provisions in his employment agreement. We provide these protections in order to attract and retain a highly skilled and experienced individual in this position, as well as to align the interests of this executive with those of our stockholders. In addition, we believe that the difficulty of finding comparable employment opportunities at the level of chief executive officer or president requires that companies provide severance payments in order to attract and retain highly skilled and experienced individuals for these positions.

In the event of a change of control, certain provisions of our Chief Executive Officer’s employment agreement allow for acceleration of equity awards and for the payment of certain amounts and benefits in the event the executive terminates his employment for good reason. We believe that this type of arrangement incentivizes our Chief Executive Officer to achieve corporate goals and rewards him for increasing our value, even during a change of control period of time. As of December 31, 2006, none of our other executive officers had any severance arrangements with us.   For more details regarding severance, change of control and termination, see the subsection below entitled “Employment Agreements, Termination of Employment and Change-in-Control Arrangements” in this annual report.

Conclusion

We believe that to attract, motivate and retain high-performing executives a competitive base salary and stock award package are necessary for top performance and attainment of long-term goals. We believe that our compensation policies are designed to accomplish these goals and to ultimately reward our key personnel for outstanding individual and corporate performance.

Compensation Committee Report

The compensation committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this annual report on Form 10-K, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report.

Members of the Compensation Committee:

Benjamin Broder
Ilan Biran

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended 2006 to (1) our Chief Executive Officer (principal executive officer, principal financial officer, and principal accounting officer), and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended 2006. The table includes one additional former executive who would have been among the three most highly compensated executive officers except for the fact that he was not serving as executive officers of the Company as of the end of 2006.

These executive officers are referred to in this report as “named executive officers”.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

Shimmy Zimels Chief Executive Officer and President (principal executive officer, principal financial officer, and principal accounting officer)	2006	258,000		35,000	(1)	3,991	(2)	0		0		296,991
Paul C. White (3) Former Chief Financial Officer	2006	39,216	(4)					0		90,000	(5)	129,216
Guy Gussarsky (6) Former Executive Vice President of Sales and Business Development	2006	231,627	(7)	8,000	(1)	3,326	(8)	0		10,000	(9)	252,953
Richard Grant Senior Vice President of Finance and Treasurer	2006	153,333	(10)	13,000	(1)			35,092	(11)			201,425

(1)	Earned for performance during 2006, but award approved on March 25, 2007. The bonus was made pursuant to our Amended and Restated 1999 Performance Incentive Plan.

(2)
Represents the compensation expense incurred by us in 2006 in connection with a grant of 30,000 restricted shares of our common stock to Mr. Zimels on July 31, 2006. See Note 9 and Note 2 (p) to our Condensed Consolidated Financial Statements contained in this annual report for details as to the assumptions used to determine the fair value of the stock awards.

(3)	Mr. White resigned effective as of February 28, 2006.

(4)	The amount includes Mr. White’s salary pursuant to his employment agreement for the period up to his resignation date.

(5)
Represents the severance payment received by Mr. White in connection with his resignation. For additional information about the severance and benefits, see the information under “Executive Compensation - Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”

(6)	Mr. Gussarsky resigned effective as of February 14, 2007.

(7)	Includes both base and commission components of Mr. Gussarsky’s salary.

(8)
Represents the compensation expense incurred by us in 2006 in connection with a grant of 25,000 restricted shares of our common stock to Mr. Gussarsky on July 31, 2006. Because Mr. Gussarsky resigned effective as of February 14, 2007, all of the 25,000 restricted shares granted to Mr. Gussarsky have been forfeited and cancelled. See Note 9 and Note 2 (p) to our Condensed Consolidated Financial Statements contained in this annual report for details as to the assumptions used to determine the fair value of the stock awards.

(9)	Represents payment for severance in connection with his resignation, which was approved on March 25, 2007.

(10)	Amount represents salary earned from January 23, 2006, the date Mr. Grant joined the Company, through the end of fiscal 2006. This amount is based on an annual salary of $162,500.

(11)
Represents the compensation expense incurred by us in 2006 in connection with a grant of options to purchase 50,000 shares of our common stock. See Notes 2 (o) and 9 to our Condensed Consolidated Financial Statements contained in this annual report for details as to the assumptions used to determine the fair value of the option awards.

Grants Of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended 2006 to each of the executive officers named in the Summary Compensation Table. All such grants were made under our 2004 Stock Incentive Plan.

Name	Grant Date		Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Shimmy Zimels Chief Executive Officer and President (principal executive officer, principal financial officer, and principal accounting officer)	7/31/06	(1)	6/29/06	30,000	0		44,400
Paul C. White Chief Financial Officer					0
Guy Gussarsky Former Executive Vice President of Sales and Business Development	7/31/06	(1)	6/29/06	25,000	0		37,000
Richard Grant Senior Vice President of Finance and Treasurer	1/23/06		1/23/06	0	50,000	3.02	112,355

(1)   Approved for granting on June 29, 2006, but granted on July 31, 2006 immediately after the end of the Company’s self-imposed trading black-out period for the quarter ended June 30, 2006.

Employment Agreement with Mr. Shimmy Zimels

We currently have an employment agreement in place with Mr. Zimels, with the following principal terms:

•
The agreement is effective from April 26, 2004 through August 31, 2006 and, thereafter, is automatically extended for the same duration on the expiration date and on each expiration date thereafter unless either party provides the other party with written notice of non-renewal at least ninety days prior to expiration of a term, provided that the executive provides notice of renewal to the Compensation Committee six months prior to expiration of the term.

•
Pursuant to the agreement, Mr. Zimels was entitled to receive a base salary of $258,800 during 2006. Such base salary is increased on each January 1, commencing January 1, 2005, by an amount equal to the base salary then in effect, multiplied by the applicable cost of living index during the prior year. The employee’s base salary, as adjusted for cost of living increases, may be further increased at the option and in the discretion of our Board. In 2007, Mr. Zimels base salary was increased to $264,000 reflecting the adjustment for cost of living increases.

•
For principal terms contained in Mr. Zimels’ employment agreement pertaining to termination and change of control, see the subsection below titled “Termination of Employment and Change-in-Control Arrangements” in this annual report.

In 2006, Mr. Zimels received a grant of 30,000 restricted shares of our common stock pursuant to our 2004 Stock Incentive Plan. The restricted share grants are subject to certain forfeiture provisions over a period of time based on continued service with the company. As a result, Mr. Zimels restricted shares will not be forfeitable and vest as follows: 8,400 shares will vest on July 31, 2007, 9,900 shares will vest on July 31, 2008, and 11,700 shares will vest on July 31, 2009. In addition, the Compensation Committee approved on March 25, 2007 a bonus in the amount of $35,000 for Mr. Zimels’ performance in 2006. This bonus was made pursuant to our Amended and Restated 1999 Performance Incentive Plan. Pursuant to the Amended and Restated 1999 Incentive Plan, this cash bonus was set based on the achievement of certain pre-determined targets based on the Company’s performance, individual performance, and discretion.

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended 2006 to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Shimmy Zimels Chief Executive Officer and President (principal executive officer, principal financial officer, and principal accounting officer)	12/31/2000 3/16/2001 3/12/2002 11/4/2003	130,000 39,000 100,000 85,000			1.38 1.13 1.02 1.76	12/31/2007 3/16/2008 3/12/2009 11/4/2010
	12/22/2004	53,334	26,666	(2)	2.86	12/22/2011
	7/31/2006						30,000	(3)	37,800	(4)
Paul C. White Former Chief Financial Officer(5)	12/31/2000 3/12/2002 11/4/2003 12/22/2004	103,402 100,000 65,000 25,000			1.38 1.02 1.75 2.85	2/29/2008 2/29/2008 2/29/2008 2/29/2008
Guy Gussarsky Former Executive Vice President of Sales and Business Development(5)	12/31/2000 3/12/2002 11/4/2003 12/22/2004	15,000 13,334 26,667 33,334	16,666	(2)	1.38 1.02 1.75 2.85	12/31/2007 2/14/2008 2/14/2008 2/14/2008
	7/31/2006						25,000		31,500	(6)
Richard Grant Senior Vice President of Finance and Treasurer	1/23/2006	0	50,000	(7)	3.02	1/23/2016

(1)	For better understanding of this table, we have included an additional column showing the grant date of the stock options and the restricted shares of common stock.

(2)	Options will vest on December 22, 2007.

(3)
Restricted shares of our common stock were granted on July 31, 2006 and vest as follows: 8,400 on the first anniversary of the grant date, 9,900 on the second anniversary of the grant date, and 11,700 on the third anniversary of the grant date, provided the individual remains an employee of the Company on such date.

(4)
The market value of the stock awards is determined by multiplying the number of shares times $1.26, the closing price of our common stock on the NASDAQ Capital Market on December 31, 2006, the last day of our fiscal year.

(5)	Mr. White resigned effective as of February 28, 2006. Mr. Gussarsky resigned effective as of February 14, 2007.

(6)
Although the restricted shares had a market value on December 31, 2006, because Mr. Gussarsky resigned effective as of February 14, 2007, all of the 25,000 restricted shares granted to Mr. Gussarsky have been forfeited and cancelled, and the current market value is $0.

(7)	One-third of the options vested on January 23, 2007. 16,666 options will vest on January 23, 2008, and the remaining options will vest on January 23, 2009.

Option Exercises and Stock Vested

There were no exercises of stock options or vesting of restricted shares of our common stock held by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2006.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Termination of Employment and Change-in-Control Arrangements

With regard to Mr. Zimels employment agreement, below are the principal terms regarding termination and change of control:

•
The employee’s options are immediately exercisable in full upon a change of control. The employee’s options, following any termination of the employee’s employment, other than for cause, remain exercisable for the lesser of two years and the remaining term of the options.

•
If employee’s employment is terminated by us without cause or by the employee for good reason (which includes, without limitation, a reduction in salary and/or bonus opportunity, a change of control and a material reduction in duties and responsibilities), the employee is entitled to receive previously earned, but unpaid salary, vested benefits and a payment equal to his annual base salary as in effect immediately prior to the termination date.

•
If employee dies or is unable to perform his duties, he or his representative, estate or beneficiary will be paid, in addition to any previously earned but unpaid salary and vested benefits, 12 months’ total base salary reduced, in the case of disability, by any disability benefits they receive.

The tables below reflect the acceleration of options and the lapsing of repurchase rights/forfeiture for unvested restricted shares of common stock outstanding as of December 31, 2006.

Shimmy Zimels, Chief Executive Officer and President

Executive Benefits and Payments Upon Termination	Termination Without Cause by the Company or by Employee for Good Reason (including a Change of Control) (2)
Base Salary	$516,000
Acceleration of Vesting of Equity	100%
Number of Stock Options and Value upon Termination (1)	$407,334 shares 29,070
Number of Shares of Vested Stock Received and Value upon Termination (1)	$0 shares 0
Total:	$545,070

(1)	Assumes the price per share of our common stock of $1.26, which is the closing price of our stock on the NASDAQ Capital Market on December 31, 2006, the last day of our fiscal year.

(2)
Termination by employee for “good reason” includes a reduction in employee’s base salary and/or bonus opportunity, a material reduction in employee’s duties and responsibilities, a change of control, a material change in employee’s work location, and a material breach of the employment agreement by the Company.

In connection with Paul White’s resignation from our company, a Separation and Release Agreement was approved by the Compensation Committee of our Board and executed by us and Mr. White on February 13, 2006. The Separation Agreement provides that Mr. White’s resignation as an employee of the Company is effective as of February 28, 2006, or the separation date, and that Mr. White will continue to be available to us in order to ensure a smooth transition for a reasonable time period after the separation date. In addition, the Separation Agreement provides that Mr. White: (i) will continue to receive his base salary until the separation date; (ii) will receive a lump sum separation payment of $90,000; (iii) will continue to participate in our benefit plans at his current levels until the earlier of the date he enrolls in a comparable benefits plan with another employer or a period of six (6) months after the separation date; (iv) will have his unvested stock options for 21,667 shares of our common stock at the exercise price of $1.75 accelerated to vest on the separation date; and (v) will be entitled to expense reimbursement due through the separation date. Mr. White will not be entitled to any other payments, bonuses, severance, vacation pay or any other amounts that are, or may be, due to him under his employment agreement with us, as amended, or any other agreement. Mr. White will not be eligible for any bonus for 2005 under our 1999 Performance Incentive Plan or under any other plan. Under the terms of the Separation Agreement, neither we nor Mr. White have any further obligations under his employment agreement with us other than the parties’ obligations in connection with non-competition and non-solicitation, confidentiality, company property, no disparagement, our obligation of indemnification, and any additional items specifically provided in the Separation Agreement. In addition, we have agreed that in the event of Mr. White’s death after the date of the Separation Agreement, his surviving spouse shall be entitled to certain unpaid payment amounts, as long as he did not breach of the Separation Agreement prior to his death. Pursuant to the Separation Agreement, Mr. White has provided us with a general liability release of all claims arising out of his employment and separation from our Company.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended 2006  to each of our directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Noam Bardin	10,000		17,760	(3)	22,751	(4)	53,725	(5)	104,236
Ilan Biran	10,000		14,800	(6)	34,127	(7)	0		58,927
Benjamin Broder	13,850	(12)	11,840	(8)	0		0		25,690
Lior Samuelson	20,000	(12)	11,840	(9)	22,751	(10)	0		54,591
Shimmy Zimels (11)	0		0		0		0		0

(1)
See Note 2 (p) and Note 9 to our audited consolidated financial statements included elsewhere in this annual report for details as to the assumptions used to determine the fair value of the stock awards.

(2)
See Note 2 (o) and Note 9 to our audited consolidated financial statements included elsewhere in this annual report for details as to the assumptions used to determine the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates.” Our non-employee directors will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold.

(3)
Consists of $11,840 and $5,920, representing (A) the compensation expense incurred by us in fiscal year 2006 in connection with the issuance of 8,000 restricted shares of our common stock on September 11, 2006 as the form of payment for board and chairman services for the period from the 2006 annual stockholders’ meeting though and until the company’s next annual stockholders’ meeting in 2007, calculated in accordance with SFAS 123R, all of which fully vest on September 11, 2007, and (B) the compensation expense incurred by us in fiscal year 2006 in connection with the issuance of 4,000 restricted shares of our common stock on November 8, 2006 as the form of payment for services as a member of the audit committee of our board for the period from the 2006 annual stockholders’ meeting though and until the company’s next annual stockholders’ meeting in 2007, calculated in accordance with SFAS 123R, all of which fully vest on November 8, 2007. The restricted share grants were made pursuant to the 2006 Non-Employee Director Stock Plan.

(4)
Represents the compensation expense incurred by us in fiscal year 2006 in connection with an option grant to Mr. Bardin to purchase 10,000 shares of our common stock on January 10, 2006 at an exercise price of $3.20 per share, calculated in accordance with SFAS 123R. The grant of options was made in connection with board chairman services pursuant to the 2004 Non-Employee Director Stock Option Plan.

(5)	Represents fees for consulting services pursuant to our consulting letter agreement with Mr. Bardin.

(6)
Representing the compensation expense incurred by us in fiscal year 2006 in connection with the issuance of 10,000 restricted shares of our common stock on September 11, 2006 as the form of payment for board and committee chairman services for the period from the 2006 annual stockholders’ meeting though and until the company’s next annual stockholders’ meeting in 2007, calculated in accordance with SFAS 123R, all of which fully vest on September 11, 2007. The restricted share grants were made pursuant to the 2006 Non-Employee Director Stock Plan.

(7)
Represents the compensation expense incurred by us in fiscal year 2006 in connection with an option grant to Mr. Biran to purchase 15,000 shares of our common stock on January 10, 2006 at an exercise price of $3.20 per share, calculated in accordance with SFAS 123R. The grant of options was made in connection with board and audit committee chair services pursuant to the 2004 Non-Employee Director Stock Option Plan.

(8)
Representing the compensation expense incurred by us in fiscal year 2006 in connection with the issuance of 8,000 restricted shares of our common stock on September 11, 2006 as the form of payment for board and committee chairman services for the period from the 2006 annual stockholders’ meeting though and until the company’s next annual stockholders’ meeting in 2007, calculated in accordance with SFAS 123R, all of which fully vest on September 11, 2007. The restricted share grants were made pursuant to the 2006 Non-Employee Director Stock Plan.

(9)
Representing the compensation expense incurred by us in fiscal year 2006 in connection with the issuance of 8,000 restricted shares of our common stock on September 11, 2006 as the form of payment for board and audit committee services for the period from the 2006 annual stockholders’ meeting though and until the company’s next annual stockholders’ meeting in 2007, calculated in accordance with SFAS 123R, all of which fully vest on September 11, 2007. The restricted share grants were made pursuant to the 2006 Non-Employee Director Stock Plan.

(10)
Represents the compensation expense incurred by us in fiscal year 2006 in connection with an option grant to Mr. Samuelson to purchase 10,000 shares of our common stock on January 10, 2006 at an exercise price of $3.20 per share, calculated in accordance with SFAS 123R. The grant of options was made in connection with audit committee services pursuant to the 2004 Non-Employee Director Stock Option Plan.

(11)
Mr. Zimels is a management director, who is not entitled to any fees or awards other than the compensation he receives as our Chief Executive Officer and President. See “Executive Compensation - Summary Compensation Table” in this annual report for further information.

(12)	Represents fees for service in 2005 and 2006. Mr. Broder’s fees for 2005 were pro-rated as of the date he joined the Board in July 2005.

Director Compensation Policy

At our Annual Meeting on September 8, 2006, each of our non-employee directors (Noam Bardin, Ilan Biran, Benjamin Broder, and Lior Samuelson) became eligible to receive $10,000 for their services as directors through the date of our next Annual Meeting. In this regard, we paid $10,000 to each non-employee director in 2006. In 2006, we also paid two of our non-employee directors for their service as directors for the period from our 2005 Annual Meeting through our 2006 Annual Meeting. Directors are reimbursed for the expenses they incur in attending meetings of the Board and Board committees.

We reimburse each member of our Board of Directors who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.

Prior to our Annual Meeting on September 8, 2006, our non-employee directors also received grants of stock options pursuant to our 2004 Non-Employee Director Stock Option Plan. This option plan is described below. At our 2006 Annual Meeting, our stockholders approved, based on our Board’s recommendation, the 2006 Non-Employee Director Stock Plan. The 2006 Non-Employee Director Stock Plan replaced our 2004 Non-Employee Director Stock Option Plan which was terminated, except with respect to outstanding options previously granted thereunder. The 2006 Non-Employee Director Stock Plan is described below.

2006 Non-Employee Director Stock Plan and Proposed Amendment

We are seeking stockholder approval to increase the number of shares of restricted stock to be granted to each of our eligible non-employee directors under the 2006 Non-Employee Director Stock Plan. As discussed in Proposal # 2, the Compensation Committee recommended this proposed increase to the Board in order to continue to incentivize and retain the members of the Board while continuing our policy of conserving our cash resources. The Board approved this recommendation and now seeks stockholder approval to effectuate this increase by amending the 2006 Non-Employee Director Stock Plan. We are providing certain highlights of the plan, including the proposed amendment, below.

General. The 2006 Stock Plan provides for the automatic grant of restricted stock. The aggregate number of shares of restricted stock that may be issued under the 2006 Stock Plan shall be 500,000 shares. A grant of restricted stock is a grant of shares of our common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the Plan relate to continued service on the company’s board of directors (lapsing on a monthly basis). If we reacquire (at not more than its original issuance price) any shares of restricted stock or if any shares of restricted stock are forfeited, or otherwise cancelled or terminated, such shares which were subject to such restricted stock award shall again be available for issuance from time to time pursuant to the 2006 Stock Plan.

The purposes of the 2006 Stock Plan are to enable us to attract, maintain and motivate qualified directors and to enhance a long-term mutuality of interest between our directors and stockholders of our common stock by granting our directors restricted stock.

Except to the extent restricted under the terms of the 2006 Stock Plan, a non-employee director granted a restricted stock award will have the right to receive dividends or any other distributions paid with respect to those shares. During the restricted period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the non-employee director.

Administration. The 2006 Stock Plan is administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan; to incorporate in any option agreement such terms and conditions, not inconsistent with the Plan, as it deems appropriate; to construe the respective restricted stock agreements and the Plan; and to make all other determinations and to take such steps in connection with the Plan as the Board, in its discretion, deems necessary or desirable for administering the Plan.

Non-Discretionary Grants

Initial Restricted Stock Awards. Each director who is not an employee of the Company will be granted 4,000 shares of restricted stock on the date he or she joins the Board. Under the proposed amendment, the restricted stock grant would be increased to 8,000 shares.

Subsequent Restricted Stock Awards. On the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan commencing with the Meeting, each non-employee director who meets the guidelines for Board service and who continues to be a non-employee director following such annual meeting shall automatically be granted 4,000 shares of restricted stock; provided that no Subsequent Restricted Stock Award shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six months. Under the proposed amendment, the restricted stock grant would be increased to 8,000 shares.

Committee Chairman Awards. Each non-employee director who is appointed as chairman of a standing committee of the Board excluding the audit committee (and has not served as the chairman of such committee immediately prior to the appointment) shall be automatically granted 4,000 shares of restricted stock on the date of such appointment. Under the proposed amendment, the restricted stock grant would be increased to 6,000 shares.

Each non-employee director who continues to serve as a chairman of a standing committee of the Board excluding the audit committee, and who meets the guidelines for Board service, immediately following each annual meeting of the Company’s stockholders, commencing with the Meeting, shall be granted an additional 4,000 shares of restricted stock; provided that no Committee Chairman Award shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six months, and no Committee Chairman Award shall be made to any Eligible Director who has received a Committee Chairman award for such service on the same committee within the past six months. Under the proposed amendment, the restricted stock grant would be increased to 6,000 shares.

Audit Committee Service Awards. Each non-employee director who is appointed as a member of the audit committee of the Board (and has not served as a member of such committee immediately prior to that appointment) shall be automatically granted 4,000 shares of restricted stock on the date of such appointment. Under the proposed amendment, the restricted stock grant would be increased to 6,000 shares.

Each non-employee director who continues to serve as a member of the audit committee of the Board, and who meets the guidelines for Board service, immediately following each annual meeting of the Company’s stockholders, commencing with the Meeting, shall be granted an additional 4,000 shares of restricted stock; provided that: no Audit Committee Service Award shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six months, and no Audit Committee Award shall be made to any Eligible Director who has received an Audit Committee award for such service within the past six months. Under the proposed amendment, the restricted stock grant would be increased to 6,000 shares. In addition, the chairman of the audit committee of the Board shall be granted an additional 2,000 shares of restricted stock.

Chairman of the Board Award. A non-employee director who is appointed as the chairman of the Board (and has not served as the chairman immediately prior to the appointment) shall be automatically granted according to the proposed amendment 10,000 shares of restricted stock on the date of such appointment. Currently, the original grant amount is 4,000 shares of restricted stock.

A non-employee director who continues to serve as the chairman of the Board and who meets the guidelines for Board service immediately following each annual meeting of the Company’s stockholders, commencing with the Meeting, shall be granted according to the proposed amendment an additional 10,000 shares of restricted stock; provided that no such chairman of the Board award shall be made to any non-employee director who has not served as a director of the Company, as of the time of such annual meeting, for at least six months, and no such chairman of the Board award shall be made to any Eligible Director who has received a chairman of the Board award for such service within the past six months. Currently, the original grant amount is 4,000 shares of restricted stock.

No Annual Limitation. Notwithstanding the foregoing, under the proposed amendment there is no annual limitation on the maximum number of shares of restricted stock to be granted to a non-employee director during any single calendar year. Currently, the maximum number of shares of restricted stock during any single calendar year that a non-employee director can receive is 12,000 shares.

Forfeiture. Each share of restricted stock under the Plan shall become fully vested and nonforfeitable upon the first anniversary of the date of grant. If a non-employee director ceases to serve as a member of the Board for any reason (including, resignation, failure to stand for re-election or failure to be re-elected), any award of restricted stock shall become vested and nonforfeitable as to that number of shares which is equal to the number of shares of common stock subject to such award times a fraction, the numerator of which is the number of days actually served as a director during the restricted period and the denominator of which is the total number of days during the restricted period. Any portion of any restricted stock that has not become nonforfeitable at the date of a non-employee director’s termination of service shall be forfeited as of such date.

Change in Control. Notwithstanding anything to the contrary in the Plan, shares of restricted stock granted pursuant to the Plan will become fully vested and nonforfeitable in full upon a “change in control.” A “change in control” shall arise if, at any time while the non-employee director is a member of the Company’s Board any one or more of the following events occurs:

(i) The Company is merged, consolidated or reorganized into or with another corporation, or other entity and, as a result thereof, less than 50% of the outstanding stock or other capital interests of the surviving, resulting or acquiring corporation, person, or other entity is owned, in the aggregate, by the stockholder or stockholders of the Company immediately prior to such merger, consolidation or reorganization;

(ii) The Company sells all or substantially all of its business or assets (or both) to any other corporation, person, or other entity, less than 50% of the outstanding, voting stock or other capital interests of which are owned, in the aggregate, by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale; or

(iii) Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a Person who is an affiliate as of the effective date of the Plan becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve.

Transferability of Awards. No shares of restricted stock under the Plan shall be transferable by the non-employee otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be (a) acceptable under Rule 16b-3 and is approved by the Board or its authorized delegate or (b) if the restricted stock agreement pursuant to which the restricted stock grant is made so provides, by gift or domestic relations order, to (i) the spouse, children or grandchildren of such non-employee director (collectively, “Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) a partnership or limited liability company in which such Family Members and trusts for the exclusive benefit of such Family Members are the only partners or members, as the case may be.

Termination and Amendment. This Plan shall terminate at the close of business on September 23, 2014, unless sooner terminated by action of the Board or stockholders of the Company. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the options granted thereunder shall conform to all applicable laws and regulations and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, (i) the provisions of the Plan relating to (A) the number of shares to be granted under the Plan or subject to any restricted stock award granted to any non-employee director, (B) the timing of any restricted stock grant and (C) the material terms of the restricted stock (including, without limitation, the time of any such grant) may not be amended without the approval of the Company’s stockholders and (ii) the Board may not effect any amendment that would require the approval of the stockholders of the Company under any applicable laws or the listing requirements of The Nasdaq Stock Market (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained.

Consulting Agreement with Mr. Noam Bardin

On January 24, 2006, we entered into a consulting letter agreement with Mr. Noam Bardin, our Chairman of the Board, pursuant to which Mr. Bardin provided consulting services as mutually determined by us and Mr. Bardin from time to time. Prior to entering into this consulting agreement, all of the members of our Board of Directors, excluding Mr. Bardin, were of the opinion that Mr. Bardin’s service as a consultant to us would not interfere with his exercise of independent judgment in carrying out his current responsibilities as a member and Chairman of the Board of Directors. Under the terms of the agreement, we provided compensation to Mr. Bardin at a rate of $100 per hour. The consulting services performed by Mr. Bardin were completed by November 1, 2006, at which time we and Mr. Bardin mutually terminated the consulting agreement. We paid Mr. Bardin a total of $53,725 for all of his consulting services.

Compensation Committee Interlocks and Insider Participation

Executive compensation decisions in 2006 were made by the Compensation Committee. During 2006, no interlocking relationship existed between our Board and the board of directors or compensation committee of any other company.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to shares of our common stock that may be issued under our equity compensation plans in effect as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Security Holders (1)	2,330,835	$2.06	3,215,319
Equity Compensation Plans not Approved by Security Holders	N/A	N/A	N/A
Total	2,330,835	$2.06	3,215,319

(1)
These plans consist of   our 2004 Stock Incentive Plan and 2006 Non-Employee Director Stock Plan. The table also includes information for equity compensation plans that have expired. Our 1999 Directors’ Plan and our 1999 Employee Stock Incentive Plan have expired. Additionally, our 2004 Non-Employee Director Stock Option Plan was terminated, except with respect to outstanding options previously granted thereunder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are not, and have not been during the last two fiscal years, a party to any related-party agreements. All transactions between us and our officers, directors, principal stockholders and affiliates must be reviewed and approved in advance by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of us. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us, we believe that all of our directors, officers and greater than 10% stockholders have complied with the applicable Section 16(a) reporting requirements except that: one report of change in beneficial ownership, covering one transaction, was filed late by Benjamin Broder; and one report of change in beneficial ownership, covering one transaction, was filed late by Richard Grant.

CODE OF CONDUCT AND ETHICS

On March 25, 2004, we adopted a Corporate Code of Conduct and Ethics applicable to all employees and directors of deltathree, including our principal executive officer, principal financial and accounting officer and controller. There were no changes made to the Corporate Code of Conduct and Ethics during 2006. The text of the Corporate Code of Conduct and Ethics is posted on the Corporate Governance section of our website at www.deltathree.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 75 Broad Street, New York, New York 10004. We intend to post on our website and include in a Current Report on Form 8-K filed with the SEC any amendments to, or waivers from, our Code of Conduct and Ethics that apply to our principal executive officer, principal financial and accounting officer and controller. We have all of our new employees certify that they have read and understand our Corporate Code of Conduct and Ethics, and, periodically, we also ask our existing employees to certify that they have reviewed our Corporate Code of Conduct and Ethics.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which in certain circumstances may require the inclusion of qualifying proposals in our Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to our 2008 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than March 1, 2008. Such proposals should be directed to us at 75 Broad Street, 31st Floor, New York, New York 10004.

Except in the case of proposals made in accordance with Rule 14a-8, our Amended and Restated By-laws require that stockholders desiring to bring any business before our 2008 Annual Meeting of Stockholders deliver written notice thereof to us not less than 90 days nor more than 120 days prior to such meeting and comply with all other applicable requirements of the By-laws. However, in the event that our 2008 Annual Meeting is called for a date that is not within 30 days before or after the date of the Meeting, the notice must be received by the close of business on the 10th day following the public disclosure of the date of the annual meeting or the mailing of notice of the annual meeting.

OTHER MATTERS

The Board knows of no matters other than those described herein that will be presented for consideration at the Meeting and does not intend to bring any other matters before the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

MISCELLANEOUS

We will bear all costs incurred in the solicitation of proxies. In addition to the solicitation by mail, our officers and employees may solicit proxies by mail, facsimile, telephone or in person, or by other means of communication, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

Additional copies of our annual report will be furnished at no charge upon receipt of a written or oral request addressed to deltathree, Inc., 75 Broad Street, 31st floor, New York, New York 10004.

By Order of the Board of Directors,

Eugene Serban Secretary

New York, New York
July 23, 2007

Appendix A

  DELTATHREE, INC.
AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN

1. Purposes

The purpose of the deltathree, Inc. Amended and Restated 2006 Non-Employee Director Stock Plan (the “Plan”) is to enable deltathree, Inc. (the “Company”) to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by granting them Restricted Stock. On the Effective Date, this Plan shall replace the original deltathree, Inc. 2006 Non-Employee Director Stock Plan. The original deltathree, Inc. 2006 Non-Employee Director Stock Plan replaced the deltathree, Inc. 2004 Non-Employee Director Stock Option Plan, as amended, which was terminated except with respect to any outstanding Options previously granted thereunder.

2. Definitions

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each encompasses the others.

"Affiliate" shall mean a corporation which is a parent or subsidiary of the Company, direct or indirect.

"Award" shall mean any shares of Restricted Stock awarded under the Plan.

"Board" shall mean the Board of Directors of the Company.

"Class A Common Stock" shall mean the Class A common shares of the Company, par value $.001 per share.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Company" shall mean deltathree, Inc., a Delaware corporation, and any successor thereto.

“Effective Date” shall have the meaning ascribed to it in Section 3 hereunder.

"Eligible Director" shall mean the Chairman of the Board (so long as such person receives no compensation for his services to the Company or any of its subsidiaries other than as a non-executive Chairman) and any director of the Company who is not an employee of the Company or any of its subsidiaries.

"Guidelines for Board Service" shall mean the description of duties that each Eligible Director must perform during his or her term of service as a member of the Board. Such Guidelines will be proposed, and updated from time to time, by the Board prior to the annual meeting of stockholders each year.

“Option” shall mean the right to purchase Shares at a stated price for a specified period of time.

“Restricted Period” shall mean the period during which a grant of Restricted Stock is subject to forfeiture.

“Restricted Stock” shall mean any Award of Class A Common Stock granted under the Plan which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as described in this Plan.

“Share” shall mean a share of Class A Common Stock.

3. Effective Date

The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is approved by the stockholders of the Company.

4. Administration

   (a) Powers of the Board. This Plan shall be administered by the Board.

The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan; to incorporate in any Restricted Stock agreement such terms and conditions, not inconsistent with this Plan, as it deems appropriate; to construe the respective Restricted Stock agreements and this Plan; and to make all other determinations and to take such steps in connection with this Plan as the Board, in its discretion, deems necessary or desirable for administering this Plan. All expenses incurred in the administration of the Plan, including, but not limited to, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

 (b) Disinterested Status. Notwithstanding the foregoing, neither the Board, any committee thereof nor any person designated pursuant to (c) below shall take any action that would cause any director who is a "Non-Employee Director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as then in effect or any successor provisions ("Rule 16b-3"), to cease to be a "Non-Employee Director," with regard to this Plan or any other stock option or other equity plan of the Company. In particular, neither the Board nor any committee thereof shall have any discretion as to

(i) the selection of Eligible Directors as eligible to receive awards pursuant to the Plan; or

(ii) the number of shares of Restricted Stock to be awarded pursuant to Section 6.

(c) Delegation. The Board may designate the Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

    (d) Agents and Indemnification. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to paragraph (c) above shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof or any person designated pursuant to (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees, which shall be paid by the Company when incurred) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the Bylaws of the Company.

5. Shares; Adjustment upon Certain Events

(a) Shares Available. Shares to be issued under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company. The aggregate number of Shares that may be issued under this Plan, from time to time, shall be 500,000 Shares, subject to any adjustments provided hereunder. If the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to an Award, or if any Shares of an Award are forfeited, or otherwise cancelled or terminated, such Shares which were subject to such Award shall again be available for issuance from time to time pursuant to this Plan.

(b) No Limit on Corporate Action. The existence of this Plan and shares of Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting common shares, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

(c) Adjustments upon Certain Events. In the event of any Share dividend or Share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of Shares available for Awards of Restricted Stock under Section 5(a), the number of shares of Restricted Stock underlying any outstanding Awards or future Awards pursuant to Section 6 shall be appropriately adjusted.

 (d) No Adjustment If Value Received. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Restricted Stock or future Awards of shares of Restricted Stock pursuant to Section 6.

6. Awards

(a) Initial Awards. Each individual who becomes an Eligible Director after the Effective Date shall be automatically granted eight thousand (8,000) shares of Restricted Stock (“Initial Award”) on the date such Eligible Director joins the Board.

(b) Subsequent Awards. On the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan commencing with the annual meeting of stockholders in 2007, each Eligible Director who meets the Guidelines for Board Service and who continues to be an Eligible Director following such annual meeting shall automatically be granted eight thousand (8,000) shares of Restricted Stock (a “Subsequent Award”); provided that no Subsequent Award shall be made to any Eligible Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months.

(c) Committee Chairman Awards.

(i) Each Eligible Director who is appointed as chairman of a standing committee of the Board after the Effective Date (and has not served as the chairman of such committee immediately prior to the appointment) shall be automatically granted six thousand (6,000) shares of Restricted Stock ("Initial Committee Chairman Award") on the date of such appointment.

(ii) Each Eligible Director who continues to serve as a chairman of a standing committee of the Board other than the audit committee and who meets the Guidelines for Board Service immediately following each annual meeting of the Company's stockholders, commencing with the annual meeting of the Company's stockholders in 2007, shall be granted an additional six thousand (6,000) shares of Restricted Stock (a "Committee Chairman Award"); provided that: (1) no Committee Chairman Award shall be made to any Eligible Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months, and (2) no Committee Chairman Award shall be made to any Eligible Director who has received a Committee Chairman Award for such service on the same committee within the past six (6) months. Each such Committee Chairman Award shall be made on the first business day after each annual stockholders' meeting in question.

(d) Audit Committee Service Awards.

(i) Each Eligible Director who is appointed as a member of the audit committee of the Board after the Effective Date (and has not served as a member of the audit committee immediately prior to the appointment) shall be automatically granted six thousand (6,000) shares of Restricted Stock ("Initial Audit Committee Award") on the date of such appointment.

(ii) Each Eligible Director who continues to serve as a member of the audit committee of the Board and who meets the Guidelines for Board Service immediately following each annual meeting of the Company's stockholders, commencing with the annual meeting of the Company’s stockholders in 2007, shall be granted six thousand (6,000) shares of Restricted Stock (an "Audit Committee Service Award"); provided that: (1) no Audit Committee Service Award shall be made to any Eligible Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months, and (2) no Audit Committee Award shall be made to any Eligible Director who has received an Audit Committee award for such service within the past six (6) months. In addition, the chairman of the audit committee of the Board shall be granted an additional two thousand (2,000) shares of Restricted Stock (an "Audit Committee Chairman Award"). Each such Audit Committee Service Award and Audit Committee Chairman Award shall be made on the first business day after each annual stockholders' meeting in question.

  (e) Chairman of the Board Award.

(i) An Eligible Director who is appointed as the chairman of the full Board after the Effective Date (and has not served as the chairman immediately prior to the appointment) shall be automatically granted ten thousand (10,000) shares of restricted Stock ("Initial Chairman of the Board Award") on the date of such appointment.

(ii) An Eligible Director who continues to serve as the chairman of the full Board and who meets the Guidelines for Board Service immediately following each annual meeting of the Company's stockholders, commencing with the annual meeting of the Company’s stockholders in 2007, shall be granted ten thousand (10,000) shares of Restricted Stock (a "Chairman of the Board Award"); provided that: (1) no Chairman of the Board Award shall be made to any Eligible Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months; and (2) no Chairman of the Board Award shall be made to any Eligible Director who has received a Chairman of the Board Award for such service within the past six (6) months. Each such Chairman of the Board Award shall be made on the first business day after each annual stockholders' meeting in question.

(f) Restricted Stock Agreement. The Award or Restricted Stock shall be evidenced by a written or electronic agreement containing the terms of this Section 6 and any other terms as required by law.

(g) Restricted Period and Procedure. The Restricted Period applicable to any Award of Restricted Stock granted under this Plan shall lapse, and the shares related to such award shall become freely transferable and fully vested on the first anniversary of the date of grant. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Eligible Director and deposited by such Eligible Director, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Eligible Director or to the Eligible Director's legal representative.

 (h) Delivery of Shares. Upon the expiration or termination of the Restricted Period, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Eligible Director or the Eligible Director's beneficiary or estate, as the case may be. No payment will be required to be made by the Eligible Director upon the delivery of such shares of Common Stock, except as otherwise provided in Section 12(e) of the Plan. The stock certificates may bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Eligible Director with respect to such shares.

(i) Termination of Director Status. If an Eligible Director ceases to serve as a member of the Board for any reason (including, resignation, failure to stand for re-election or failure to be re-elected), any award of Restricted Stock shall become vested and nonforfeitable as to that number of shares which is equal to the number of shares of Class A Common Stock subject to such Award times a fraction, the numerator of which is the number of days actually served as an Eligible Director during the Restricted Period and the denominator of which is the total number of days during the Restricted Period. Any portion of any Restricted Stock that has not become nonforfeitable at the date of an Eligible Director's termination of service shall be forfeited as of such date.

(j) Change in Control. Notwithstanding anything to the contrary in the Plan, any Restricted Period applicable to shares of Restricted Stock shall lapse and any shares underlying the Restricted Stock shall become vested in full upon a “change in control.” For purposes of this Section, a "change in control" shall arise if, at any time while the Eligible Director is a member of the Company's Board of Directors any one or more of the following events occurs:

(i) The Company is merged, consolidated or reorganized into or with another corporation, or other entity and, as a result thereof, less than 50% of the outstanding stock or other capital interests of the surviving, resulting or acquiring corporation, person, or other entity is owned, in the aggregate, by the stockholder or stockholders of the Company immediately prior to such merger, consolidation or reorganization; or

(ii) The Company sells all or substantially all of its business or assets (or both) to any other corporation, person, or other entity, less than 50% of the outstanding, voting stock or other capital interests of which are owned, in the aggregate, by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale.

(iii) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a Person who is an Affiliate as of the Effective Date becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve.

7. Transferability of Awards

Unless the Restricted Period has expired, no Award shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be (a) acceptable under Rule 16b-3 and is approved by the Board or its authorized delegate or (b) if the agreement pursuant to which an Award is made so provides, by gift or domestic relations order, to (i) the spouse, children or grandchildren of such Eligible Director (collectively, "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) a partnership or limited liability company in which such Family Members and trusts for the exclusive benefit of such Family Members are the only partners or members, as the case may be. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

8. Rights as a Stockholder; Dividend Equivalents.

Eligible Directors granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Board, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.

9. Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and the respective heirs, executors, administrators, personal representatives and other successors in interest of such persons.

10. Termination, Amendment and Modification

   (a) Termination and Amendment. This Plan shall terminate at the close of business on September 23, 2014, unless sooner terminated by action of the Board or stockholders of the Company, and no Awards shall be granted under this Plan thereafter. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Awards shall conform to all applicable laws and regulations and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, (i) the provisions of the Plan relating to (A) the number of shares of Restricted Stock to be granted under the Plan to any Eligible Director, (B) the timing of any Award and (C) the material terms of any such Award (including, without limitation, the time of any such grant) may not be amended without the approval of the Company's stockholders and (ii) the Board may not effect any amendment that would require the approval of the stockholders of the Company under any applicable laws or the listing requirements of The Nasdaq Stock Market (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained.

(b) No Effect on Existing Rights. Except as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of an Eligible Director or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award held by such Eligible Director or the permitted transferee.

11. Non-Exclusivity

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, payments of cash amounts related to the tax liabilities arising directly or indirectly from the issuance of shares in respect of an Award granted to an Eligible Director hereunder.

12. General Provisions

(a) No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company, provided that each Eligible Director by accepting each Award shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until the next annual meeting of stockholders and that he agrees to do so unless a change in circumstances arises.

(b) No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(c) Beneficiary Designation. Each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director's death shall be paid to or exercised by the Eligible Director's surviving spouse, if any, or otherwise to or by his estate.

(d) Listing of Shares and Related Matters. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board. The Company, in its discretion, may require an Eligible Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to any person with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

(e) Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of Shares under the Plan, including requiring an Eligible Director to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the issuance of Shares.

(f) Notices. Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

(g) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

(h) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

(i) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

(j) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

(k) Governing Law. This Plan shall be construed and enforced according to the laws of the State of New York.

DELTATHREE INC.
75 BROAD STREET
NEW YORK, NY 10004

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deltathree Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DELTH1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DELTATHREE INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

Vote on Directors

1. ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE).

NOMINEES:

01) NOAM BARDIN
02) ILAN BIRAN
03) BENJAMIN BRODER
04) LIOR SAMUELSON
05) SHIMMY ZIMELS

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

Proposal	For	Against	Abstain
2. TO APPROVE AN AMENDMENT TO THE COMPANY'S 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN TO INCREASE THE NUMBER OF RESTRICTED SHARES GRANTED TO EACH NON-EMPLOYEE DIRECTOR.	☐	☐	☐
3. TO APPROVE AN AMENDMENT TO OUTSTANDING OPTIONS PREVIOUSLY GRANTED UNDER THE COMPANY'S 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TO EXTEND THE OPTION EXERCISE PERIOD FOLLOWING TERMINATION OF SERVICE AS A DIRECTOR.	☐	☐	☐
4. TO APPROVE AN AMENDMENT TO OUTSTANDING OPTIONS PREVIOUSLY GRANTED UNDER THE COMPANY'S 1999 DIRECTORS' COMPENSATION PLAN TO EXTEND THE OPTION EXERCISE PERIOD FOLLOWING TERMINATION OF SERVICE AS A DIRECTOR.	☐	☐	☐
5. TO RATIFY THE APPOINTMENT OF BRIGHTMAN ALMAGOR & CO., A MEMBER FIRM OF DELOITTE TOUCHE TOHMATSU, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated ☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signed is a corporation, please sign full corporate name by duly authorized office, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

DELTATHREE, INC.

Annual Meeting of Stockholders
September 4, 2007

THIS PROXY IS BEING SOLICITED BY THE DELTATHREE INC.'S BOARD OF DIRECTORS

The undersigned, revoking any previous proxy relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated July 23, 2007, in connection with the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on September 4, 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Shimmy Zimels and Eugene Serban, and each of them (with full power to act alone), as the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of deltathree, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments thereof, with all the power the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)